     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1997
                                                   REGISTRATION NUMBER 333-22189
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                            POST-EFFECTIVE AMENDMENT
                               NO. 1 TO FORM S-2
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           HUGOTON ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    KANSAS                                       48-0136256
(STATE OR OTHER JURISDICTION OF INCORPORATION                 (I.R.S. EMPLOYER
               OR ORGANIZATION)                             IDENTIFICATION NO.)
           310 N. MAIN, SUITE 1900                             W. MARK WOMBLE
            WICHITA, KANSAS 67202                         EXECUTIVE VICE PRESIDENT
                (316) 262-1522                          AND CHIEF FINANCIAL OFFICER
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE              310 N. MAIN, SUITE 1900
                   NUMBER,                                 WICHITA, KANSAS 67202
INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                 (316) 262-1522
              EXECUTIVE OFFICES)                   (NAME, ADDRESS, INCLUDING ZIP CODE AND
                                                 TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                                             AGENT FOR SERVICE)

                             ---------------------
                                With Copies To:

                             ROBERT H. WHILDEN, JR.
                             VINSON & ELKINS L.L.P.
                            1001 FANNIN, SUITE 2300
                           HOUSTON, TEXAS 77002-6760

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend of interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

     Of the 6,900,000 shares of Common Stock of Hugoton Energy Corporation (the "Company") covered by this Registration Statement, 4,757,200 are being withdrawn. The remaining 2,142,800 shares of Common Stock have been registered for sale by the person named in the Prospectus. The shares will be sold directly or through brokers or dealers in negotiated transactions or otherwise on The Nasdaq National Market as provided in the Plan of Distribution described in the Prospectus.

     This Registration Statement is also being changed from Form S-2 to Form
S-3.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                                 APRIL 10, 1997
PROSPECTUS

2,142,800 SHARES

         HUGOTON ENERGY CORPORATION
[HUGOTON ENERGY CORPORATION LOGO]

COMMON STOCK
(WITHOUT PAR VALUE)

     This Prospectus relates to 2,142,800 shares (the "Shares") of common stock, without par value (the "Common Stock"), of Hugoton Energy Corporation, a Kansas corporation (the "Company"). The Shares are outstanding shares of Common Stock owned by the person named in this Prospectus under the caption "Selling Stockholder."

     The Selling Stockholder may from time to time sell the Shares on The Nasdaq National Market, in the over-the-counter market, on any other national securities exchange on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

     The Company will receive no part of the proceeds of any sales made hereunder. See "Use of Proceeds." All expenses of registration incurred in connection with the offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. See "Selling Stockholder."

     The Selling Stockholder and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and profits on the sales of Shares by the Selling Stockholder and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

     The Shares have not been registered for sale by the Selling Stockholder under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the States in which such transactions occur or the existence of any exemption from registration.

     The Common Stock is traded on The Nasdaq National Market. On April 9, 1997, the last sale price of the Common Stock as reported on the composite tape for issues listed on The Nasdaq National Market was $10.50 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1997.

NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available at the web site that the Commission maintains at http://www.sec.gov and for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549 at the prescribed rates. The Company's Common Stock is traded on The Nasdaq National Market and, as a result, the periodic reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein.

     Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                       INCORPORATION OF CERTAIN DOCUMENTS

     The Company's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1996, previously filed with the Commission pursuant to the Exchange Act is, incorporated in this Prospectus by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock hereunder shall be deemed incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information which have been or may be incorporated in this Prospectus by reference but not delivered herewith, except for certain exhibits to such documents. Requests for such information should be directed to W. Mark Womble, Executive Vice President, Hugoton Energy Corporation, 301 N. Main, Suite 1900, Wichita, Kansas 67202, telephone number (316) 262-1522.

                                  THE COMPANY

     Hugoton Energy Corporation is a rapidly growing independent oil and natural gas company engaged in the exploration for and the development, exploitation, production and acquisition of oil and natural gas reserves and properties. The Company has historically been one of the most active independent operators in the Hugoton Field and has expanded its operations throughout the Mid-Continent area in Kansas, Oklahoma and Texas, and into the Permian Basin in West Texas and New Mexico, the Austin Chalk Trend of Texas and Louisiana and the Williston Basin in Montana and North Dakota.

                                USE OF PROCEEDS

     All of the Shares offered hereby are being offered by the Selling Stockholder. The Company will receive no part of the proceeds of any sales made hereunder.

                              SELLING STOCKHOLDER

     All of the 2,142,800 shares of Common Stock offered hereby (the "Shares") are being sold by Odyssey Partners, L.P. ("Odyssey").

     Leon Levy, Jack Nash, Joshua Nash, Stephen Berger (a director of the Company) and Brian Wruble, by virtue of being general partners of Odyssey, share voting and investment power with respect to the Common Stock owned by Odyssey and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a general partner of Odyssey.

     The Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholder, and any stock transfer taxes payable by reason of any such sale.

                              PLAN OF DISTRIBUTION

     The Selling Stockholder may from time to time sell all or a portion of the Shares on The Nasdaq National Market, in the over-the-counter market, on any other national securities exchange or U.S. automated interdealer quotation system of a registered national securities association on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (d) exchange distributions and/or secondary distributions in accordance with the rules of The Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) in one or more underwritten offerings; and (f) privately negotiated transactions. In effecting sales, brokers or dealers engaged by the Selling Stockholder and/or the purchaser of the Shares may arrange for other brokers or dealers to participate in the sales process. The Selling Stockholder and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Shares by the Selling Stockholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Shares may also be sold pursuant to Rule 144 under the Securities Act.

     There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereunder.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act. The Company may also indemnify any brokers, underwriters, dealers or agents against certain liabilities, including liabilities under the Securities Act.

                          DESCRIPTION OF COMMON STOCK

     The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, without par value, and 10,000,000 shares of Preferred Stock, without par value.

COMMON STOCK

     On December 31, 1996, the Company had 19,702,036 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election subject to the Shareholders Agreement described below.

     Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of the holders of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock, including the Shares, are fully paid and nonassessable.

     On September 7, 1995, as a condition to the merger between the Company and Consolidated Oil & Gas, Inc. ("COG"), the Company, Odyssey, Cramer Rosenthal McGlynn, Inc. , the First Reserve Group, Comdisco, Inc. and Floyd C. Wilson entered into a Shareholders Agreement. The Shareholders Agreement provides that, so long as the parties own their shares or until the Shareholders Agreement is terminated, such parties agree to use their best efforts (including voting the shares owned by them and their affiliates, calling special meetings of the stockholders of the Company and executing and delivering written consents) to elect nine members of the Company s Board of Directors, consisting of the following: three members designated by the First Reserve Group, one member designated by Comdisco, Inc., two members designated by Floyd C. Wilson, one member designated by Odyssey and two members designated by a vote of a majority of the shareholders of the Company. Each party's right to designate a director or directors shall terminate if such party's ownership of the Common Stock is below 5% of the outstanding Common Stock. If Odyssey sells a sufficient number of shares pursuant to this Prospectus to reduce its percentage ownership below 5%, its right to designate a director will terminate.

PREFERRED STOCK

     The Company has an authorized class of undesignated Preferred Stock consisting of 10,000,000 shares, none of which are issued and outstanding. The Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue up to 10,000,000 shares of Preferred Stock from time to time, in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights.

     The Board of Directors has the authority to issue shares of Preferred Stock and to determine its rights and preferences to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring, or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock, but may do so in the future. Under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest for the Company, the assumption of control of the Company by a holder of a large block of the Company's securities or the removal of incumbent directors.

                                 LEGAL MATTERS

     The legality of the shares offered by this Prospectus has been passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of Hugoton Energy Corporation incorporated by reference in this Prospectus and Registration Statement and appearing in the Hugoton Energy Corporation's Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included in the Hugoton Energy Corporation's Annual Report (Form 10-K) and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Estimates of oil and gas reserves incorporated herein by reference were based upon engineering studies prepared by the independent petroleum engineering firm of Ryder Scott Company Petroleum Engineers. Such estimates are included herein in reliance upon the authority of such firm as an expert in such matters.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     All expenses incurred in connection with the Offering described in this Registration Statement will be paid by the Company. The estimated expenses are as follows:

SEC registration fee........................................  $ 23,784
NASD fee....................................................     8,348
Printing expenses...........................................   100,000
Accounting fees.............................................    70,000
Legal fees..................................................   150,000
Blue Sky fees and expenses..................................     5,000
Transfer Agent and Registrar fee............................     2,500
Miscellaneous...............................................    25,368
                                                              --------
          TOTAL.............................................  $385,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under Section 17-6305 of the Kansas General Corporation Code (the "KGCC") to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article V, Section 2, of the Registrant's Bylaws, referenced as Exhibit 3.2 hereto, provides for indemnification of the Registrant's officers, directors, employees and agents.

     Article V, Section 2, of the Registrant's Bylaws provides that the Registrant may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

           2.1           -- Agreement and Plan of Merger, dated May 26, 1995, by and among Hugoton Energy Corporation, Oil & Gas, Inc. and
                            Hugoton Exploration Corporation (Incorporated by
                            reference to Exhibit 4.4 of the Registration Statement on
                            Form S-3, Registration No. 33-97366)
           2.2           -- Amendment to Agreement and Plan of Merger, dated August
                            3, 1995 by and among Hugoton Energy Corporation,
                            Consolidated Oil & Gas, Inc. and Hugoton Exploration
                            Corporation (Incorporated by reference to Exhibit 4.4 of
                            the Registration Statement on Form S-3, Registration No.
                            33-97366)
           3.1           -- Restated Articles of Incorporation of the Company, as
                            amended (Incorporated by reference to Exhibit 3.1 of the
                            Registration Statement on Form S-1, Registration No.
                            33-70924)
           3.2           -- Bylaws of the Company, as amended (Incorporated by
                            reference to Exhibit 3.2 of the Registration Statement on
                            Form S-1, Registration No. 33-70924)

           4.1           -- Specimen Common Stock certificate (Incorporated by
                            reference to Exhibit 4.1 of the Registration Statement on
                            Form S-1, Registration No. 33-70924)
           5.1*          -- Opinion and Consent of Vinsons & Elkins L.L.P.
          10.1           -- Employment Agreement, dated September 1, 1995 between the
                            Company and Floyd C. Wilson (Incorporated by reference to
                            Exhibit 10.1 of the Company's 1995 Annual Report on Form
                            10-K)
          10.2           -- Employment Agreement, dated September 7, 1995 between the
                            Company and Jay W. Decker (Incorporated by reference to
                            Exhibit 10.2 of the Company's 1996 Annual Report on Form
                            10-K)
          10.3           -- Employment Agreement, dated December 16, 1996 between the
                            Company and W. Mark Womble (Incorporated by reference to
                            Exhibit 10.3 of the Company's 1996 Annual Report on Form
                            10-K)
          10.4           -- 1993 Stock Option Plan (Incorporated by reference to
                            Exhibit 10.12 of the Registration Statement on Form S-1,
                            Registration No. 33-70924)
          10.5           -- 401(k) Employee Benefit Plan (Incorporated by reference to Exhibit 10.13 of the Registration Statement on Form
                            S-1, Registration No. 33-70924)
          10.6           -- Nonemployee Directors' Stock Option Plan (Incorporated by
                            reference to Exhibit 10.14 of the Registration Statement
                            on Form S-1, Registration No. 33-70924)
          10.7           -- 1995 Stock Option Plan (Incorporated by reference to
                            Exhibit 4.1 of the Registration Statement on Form S-8,
                            Registration No. 33-97092)
          10.8           -- Loan Agreement, dated September 7, 1995, by and among the
                            Company, Amgas Corporation, Hugoton Exploration
                            Corporation, Tiffany Gathering Inc., Bank One, Texas
                            N.A., Texas Commerce Bank National Association, Bank of
                            Montreal, Wells Fargo Bank, National Association,
                            Meespierson N.V., Credit Lyonnais Cayman Island Branch
                            and Bank of Scotland, and Bank One, Texas N.A. as Agent,
                            and Texas Commerce Bank National Association as Co-agent
                            (Incorporated by reference to Exhibit 10.8 of the
                            Company's 1995 Annual Report on Form 10-K)
          10.9           -- First Amendment to Loan Agreement dated January 22, 1996, by and among the Company, Amgas Corporation, Hugoton
                            Exploration Corporation, HEC Trading Company, Tiffany
                            Gathering, Inc., Bank One, Texas N.A., Texas Commerce
                            Bank National Association, Bank of Montreal, Wells Fargo
                            Bank, National Association, Meespierson N.V., Credit
                            Lyonnais Cayman Island Branch and Bank of Scotland, and
                            Bank One, Texas N.A. as Agent, and Texas Commerce Bank
                            National Association as Co-agent (Incorporated by
                            reference to Exhibit 10.9 of the Company's 1995 Annual
                            Report on Form 10-K)
          10.10          -- Second Amendment to Loan Agreement dated June 11, 1996, by and among the Company, Amgas Corporation, Hugoton
                            Exploration Corporation, HEC Trading Company, Tiffany
                            Gathering, Inc., Bank One, Texas N.A., Texas Commerce
                            Bank National Association, Bank of Montreal, Wells Fargo
                            Bank, National Association, Meespierson N.V., Credit
                            Lyonnais Cayman Island Branch and Bank of Scotland, and
                            Bank One, Texas N.A. as Agent, and Texas Commerce Bank
                            National Association as Co-Agent (Incorporated by
                            reference to Exhibit 10.10 of the Company's 1996 Annual
                            Report on Form 10-K)
          10.11          -- Purchase and sale agreement dated June 1, 1995 by and
                            between Mobil Oil Corporation and the Company
                            (Incorporated by reference to Exhibit 10.10 of the
                            Company's 1995 Annual Report on Form 10-K)
          10.12          -- Shareholder Agreement dated May 26, 1995, by and among
                            the Company, Consolidated Oil & Gas, Inc. and Odyssey
                            Partners, L.P. (Incorporated by reference to Exhibit
                            10.11 of the Company's 1995 Annual Report on Form 10-K)

                                      II-2

          10.13          -- Agreement of Shareholders dated September 7, 1995, by and among the Company, First Reserve Fund V, Limited
                            Partnership, First Reserve Secured Energy Assets Fund,
                            Limited Partnership, American Gas & Oil Investors,
                            Limited Partnerships, AmGO II, Limited Partnership, AmGO
                            III, Limited Partnership, J. W. Decker, COMDISCO, Inc.,
                            Odyssey Partners, L. P. and Floyd C. Wilson (Incorporated
                            by reference to Exhibit 10.12 of the Company's 1995
                            Annual Report on Form 10-K)
          10.14          -- Registration Rights Agreement dated September 7, 1995, by and among the Company Hugoton Energy Corporation, Odyssey
                            Partners, L.P., Cramer, Rosenthal, McGlynn, Inc.,
                            American Gas & Oil Investors, AmGO II, AmGO III, First
                            Reserve Secured Energy Assets Fund, First Reserve Fund V,
                            COMDISCO, Inc. and Floyd C. Wilson (Incorporated by
                            reference to Exhibit 10.13 of the Company's 1995 Annual
                            Report on Form 10-K)
          10.15          -- Purchase and Sale Agreement dated December 28, 1995 by
                            and between Shield Petroleum Incorporated, P&M Properties
                            and the Company (Incorporated by reference to Exhibit
                            10.15 of the Company's 1996 Annual Report on Form 10-K)
          10.16          -- Purchase and Sale Agreement dated June 18, 1996 by and
                            between Shield Petroleum Incorporated and the Company
                            (Incorporated by reference to Exhibit 10.16 of the
                            Company's 1996 Annual Report on Form 10-K)
          21.1           -- List of subsidiaries of the Company (Incorporated by
                            reference to Exhibit 21.1 of the Company's 1995 Annual
                            Report on Form 10-K)
          23.1*          -- Consent of Ernst & Young LLP
          23.2*          -- Consent of Ryder Scott Company
          23.3           -- Consent of Vinson & Elkins L.L.P. [included in Exhibit
                            5.1]
          24.1           -- Power of Attorney (included on the signature page to this
                            Registration Statement) (Incorporated by reference to
                            Exhibit 24.1 of the Registrant's Registration Statement
                            on Form S-1, Registration No. 33-70924)

---------------

 * Filed herewith.

     (b) Consolidated Financial Statement Schedules, Years ended December 31, 1994, 1995 and 1996.

     The following Financial Statement Schedules are included in Part II of this Registration Statement:

Hugoton Energy Corporation:
     Report of Independent Auditors
     Schedule II   -- Valuation and Qualifying Accounts

     All other schedules are omitted because the required information is inapplicable or the information is presented in the Financial Statements or related notes.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(i) and (ii) do not apply, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on April 9, 1997.

                                            HUGOTON ENERGY CORPORATION

                                            By:      /s/ W. MARK WOMBLE
                                              ----------------------------------
                                                        W. Mark Womble
                                                 Executive Vice President and
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chairman of the Board, President  April 9, 1997
-----------------------------------------------------    and Chief Executive Officer
                   Floyd C. Wilson

                 /s/ W. MARK WOMBLE                    Executive Vice President, Chief   April 9, 1997
-----------------------------------------------------    Financial Officer (Principal
                   W. Mark Womble                        Financial Officer) and
                                                         Director

                          *                            Executive Vice President and      April 9, 1997
-----------------------------------------------------    Director
                    J. W. Decker

                          *                            Controller (Principal Accounting  April 9, 1997
-----------------------------------------------------    Officer)
                  Shane M. Bayless

                          *                            Director                          April 9, 1997
-----------------------------------------------------
                   Stephen Berger

                          *                            Director                          April 9, 1997
-----------------------------------------------------
                  David S. Elkouri

                          *                            Director                          April 9, 1997
-----------------------------------------------------
                 John T. McNabb, II

                          *                            Director                          April 9, 1997
-----------------------------------------------------
                  Alan J. Andreini

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                                                       Director                          April 9, 1997
-----------------------------------------------------
                 William E. Macaulay

                          *                            Director                          April 9, 1997
-----------------------------------------------------
                   Jonathan Linker

               *By: /s/ W. MARK WOMBLE
  ------------------------------------------------
          W. Mark Womble, Attorney in Fact

                               INDEX TO EXHIBITS

           2.1           -- Agreement and Plan of Merger, dated May 26, 1995, by and among Hugoton Energy Corporation, Oil & Gas, Inc. and
                            Hugoton Exploration Corporation (Incorporated by
                            reference to Exhibit 4.4 of the Registration Statement on
                            Form S-3, Registration No. 33-97366)
           2.2           -- Amendment to Agreement and Plan of Merger, dated August
                            3, 1995 by and among Hugoton Energy Corporation,
                            Consolidated Oil & Gas, Inc. and Hugoton Exploration
                            Corporation (Incorporated by reference to Exhibit 4.4 of
                            the Registration Statement on Form S-3, Registration No.
                            33-97366)
           3.1           -- Restated Articles of Incorporation of the Company, as
                            amended (Incorporated by reference to Exhibit 3.1 of the
                            Registration Statement on Form S-1, Registration No.
                            33-70924)
           3.2           -- Bylaws of the Company, as amended (Incorporated by
                            reference to Exhibit 3.2 of the Registration Statement on
                            Form S-1, Registration No. 33-70924)
           4.1           -- Specimen Common Stock certificate (Incorporated by
                            reference to Exhibit 4.1 of the Registration Statement on
                            Form S-1, Registration No. 33-70924)
           5.1*          -- Opinion and Consent of Vinsons & Elkins L.L.P.
          10.1           -- Employment Agreement, dated September 1, 1995 between the
                            Company and Floyd C. Wilson (Incorporated by reference to
                            Exhibit 10.1 of the Company's 1995 Annual Report on Form
                            10-K)
          10.2           -- Employment Agreement, dated September 7, 1995 between the
                            Company and Jay W. Decker (Incorporated by reference to
                            Exhibit 10.2 of the Company's 1996 Annual Report on Form
                            10-K)
          10.3           -- Employment Agreement, dated December 16, 1996 between the
                            Company and W. Mark Womble (Incorporated by reference to
                            Exhibit 10.3 of the Company's 1996 Annual Report on Form
                            10-K)
          10.4           -- 1993 Stock Option Plan (Incorporated by reference to
                            Exhibit 10.12 of the Registration Statement on Form S-1,
                            Registration No. 33-70924)
          10.5           -- 401(k) Employee Benefit Plan (Incorporated by reference to Exhibit 10.13 of the Registration Statement on Form
                            S-1, Registration No. 33-70924)
          10.6           -- Nonemployee Directors' Stock Option Plan (Incorporated by
                            reference to Exhibit 10.14 of the Registration Statement
                            on Form S-1, Registration No. 33-70924)
          10.7           -- 1995 Stock Option Plan (Incorporated by reference to
                            Exhibit 4.1 of the Registration Statement on Form S-8,
                            Registration No. 33-97092)
          10.8           -- Loan Agreement, dated September 7, 1995, by and among the
                            Company, Amgas Corporation, Hugoton Exploration
                            Corporation, Tiffany Gathering Inc., Bank One, Texas
                            N.A., Texas Commerce Bank National Association, Bank of
                            Montreal, Wells Fargo Bank, National Association,
                            Meespierson N.V., Credit Lyonnais Cayman Island Branch
                            and Bank of Scotland, and Bank One, Texas N.A. as Agent,
                            and Texas Commerce Bank National Association as Co-agent
                            (Incorporated by reference to Exhibit 10.8 of the
                            Company's 1995 Annual Report on Form 10-K)
          10.9           -- First Amendment to Loan Agreement dated January 22, 1996, by and among the Company, Amgas Corporation, Hugoton
                            Exploration Corporation, HEC Trading Company, Tiffany
                            Gathering, Inc., Bank One, Texas N.A., Texas Commerce
                            Bank National Association, Bank of Montreal, Wells Fargo
                            Bank, National Association, Meespierson N.V., Credit
                            Lyonnais Cayman Island Branch and Bank of Scotland, and
                            Bank One, Texas N.A. as Agent, and Texas Commerce Bank
                            National Association as Co-agent (Incorporated by
                            reference to Exhibit 10.9 of the Company's 1995 Annual
                            Report on Form 10-K)

          10.10          -- Second Amendment to Loan Agreement dated June 11, 1996, by and among the Company, Amgas Corporation, Hugoton
                            Exploration Corporation, HEC Trading Company, Tiffany
                            Gathering, Inc., Bank One, Texas N.A., Texas Commerce
                            Bank National Association, Bank of Montreal, Wells Fargo
                            Bank, National Association, Meespierson N.V., Credit
                            Lyonnais Cayman Island Branch and Bank of Scotland, and
                            Bank One, Texas N.A. as Agent, and Texas Commerce Bank
                            National Association as Co-Agent (Incorporated by
                            reference to Exhibit 10.10 of the Company's 1996 Annual
                            Report on Form 10-K)
          10.11          -- Purchase and sale agreement dated June 1, 1995 by and
                            between Mobil Oil Corporation and the Company
                            (Incorporated by reference to Exhibit 10.10 of the
                            Company's 1995 Annual Report on Form 10-K)
          10.12          -- Shareholder Agreement dated May 26, 1995, by and among
                            the Company, Consolidated Oil & Gas, Inc. and Odyssey
                            Partners, L.P. (Incorporated by reference to Exhibit
                            10.11 of the Company's 1995 Annual Report on Form 10-K)
          10.13          -- Agreement of Shareholders dated September 7, 1995, by and among the Company, First Reserve Fund V, Limited
                            Partnership, First Reserve Secured Energy Assets Fund,
                            Limited Partnership, American Gas & Oil Investors,
                            Limited Partnerships, AmGO II, Limited Partnership, AmGO
                            III, Limited Partnership, J. W. Decker, COMDISCO, Inc.,
                            Odyssey Partners, L. P. and Floyd C. Wilson (Incorporated
                            by reference to Exhibit 10.12 of the Company's 1995
                            Annual Report on Form 10-K)
          10.14          -- Registration Rights Agreement dated September 7, 1995, by and among the Company Hugoton Energy Corporation, Odyssey
                            Partners, L.P., Cramer, Rosenthal, McGlynn, Inc.,
                            American Gas & Oil Investors, AmGO II, AmGO III, First
                            Reserve Secured Energy Assets Fund, First Reserve Fund V,
                            COMDISCO, Inc. and Floyd C. Wilson (Incorporated by
                            reference to Exhibit 10.13 of the Company's 1995 Annual
                            Report on Form 10-K)
          10.15          -- Purchase and Sale Agreement dated December 28, 1995 by
                            and between Shield Petroleum Incorporated, P&M Properties
                            and the Company (Incorporated by reference to Exhibit
                            10.15 of the Company's 1996 Annual Report on Form 10-K)
          10.16          -- Purchase and Sale Agreement dated June 18, 1996 by and
                            between Shield Petroleum Incorporated and the Company
                            (Incorporated by reference to Exhibit 10.16 of the
                            Company's 1996 Annual Report on Form 10-K)
          21.1           -- List of subsidiaries of the Company (Incorporated by
                            reference to Exhibit 21.1 of the Company's 1995 Annual
                            Report on Form 10-K)
          23.1*          -- Consent of Ernst & Young LLP
          23.2*          -- Consent of Ryder Scott Company
          23.3           -- Consent of Vinson & Elkins L.L.P. [included in Exhibit
                            5.1]
          24.1           -- Power of Attorney (included on the signature page to this
                            Registration Statement) (Incorporated by reference to
                            Exhibit 24.1 of the Registrant's Registration Statement
                            on Form S-1, Registration No. 33-70924)

---------------

 * Filed herewith.